Exhibit 99.1

May 18, 2016

Tenneco Announces Results of 2016 Annual Meeting

LAKE FOREST, III.— Tenneco Inc. (NYSE: TEN) announced at its annual meeting today that its shareholders elected Thomas C. Freyman, Dennis J. Letham, James S. Metcalf, Roger B. Porter, David B. Price, Jr., Gregg M. Sherrill, Paul T. Stecko, Jane L. Warner and Roger J. Wood to the company’s board of directors. The directors have been elected to serve a term expiring at the 2017 annual meeting of stockholders.

In addition, stockholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent public accountants for 2016, and in an advisory vote, approved the company’s executive compensation.

About Tenneco

Tenneco is an $8.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 30,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomers.

Contacts

Tenneco Inc.

Bill Dawson

Media inquiries

847 482-5807

bdawson@tenneco.com

or

Linae Golla

Investor inquiries

847 482-5162

lgolla@tenneco.com